                                                              December 10, 1999

London Clubs International, p.l.c.
10 Brick Street
London WTY 8HQ, England

London Clubs Nevada Inc.
c/o Aladdin Gaming, LLC
831 Pilot Road
Las Vegas, Nevada  89119


         Re:  Aladdin Gaming Holdings, LLC Capital Restructuring


Ladies and Gentlemen:

         This letter, when fully executed, shall be a binding legal agreement.

         Reference is made to the following agreements:

         1. Guaranty of Performance and Completion ("Completion Guaranty") dated February 26, 1998, by London Clubs International, plc. ("LCI"), the Trust under Article Sixth u/w/o of Sigmund Sommer (the "Trust") and Aladdin Bazaar Holdings, LLC in favor of the Administrative Agent and the lenders, as amended;

         2. Contribution Agreement ("Contribution Agreement") dated February 26, 1998 by and among the Trust, Aladdin Holdings, LLC, Sommer Enterprises, LLC ("Sommer Enterprises"), LCI and London Clubs Nevada Inc. ("LCNI");

         3. Operating Agreement ("Operating Agreement") of Aladdin Gaming Holdings, LLC ("Gaming Holdings") dated February 26, 1998 by and among Sommer Enterprises, LCNI, Aladdin Gaming Enterprises, Inc. ("Gaming Enterprises") and GAI, LLC ("GAI"); and

         4. Indenture ("Indenture") dated February 26, 1998 by and among Gaming Holdings, Aladdin Capital Corp. and State Street Bank and Trust Company, as Trustee.

         Capitalized terms used but not defined herein shall have the meanings assigned to them in the above listed agreements. The Trust, LCI, LCNI, Sommer Enterprises, Gaming Enterprises, GAI and Gaming Holdings hereby agree as follows:

    I.   RESTATEMENT OF OPERATING AGREEMENT AND CONTRIBUTION AGREEMENT

         In 1999 to and until September 30, 1999 the Guarantors under the Completion Guaranty have contributed directly and indirectly $46,150,572 to the capital of Gaming Holdings as Completion Guaranty Payments. Of this amount, LCI has contributed $41,817,539 and the Trust has contributed $4,333,034. It is anticipated that additional Completion Guaranty Payments will be required.

         The Operating Agreement and the Contribution Agreement provide terms and conditions with respect to Completion Guaranty Payments, Completion Guaranty Excess Amounts and Delinquent Amounts. The Guarantors acknowledge and agree that in connection with the current status of construction of the Aladdin Hotel and Casino and the amounts of Completion Guaranty Payments, Completion Guaranty Excess Amounts and Delinquent Amounts currently anticipated, the Guarantors believe that the existing mechanism for contributing such amounts is not adequate. Accordingly, the Guarantors and the undersigned parties wish to and hereby restate the Operating Agreement and the Contribution Agreement as appropriate and enter into a new agreement with respect to Completion Guaranty Payments.

II   1999 COMPLETION GUARANTY PAYMENTS PRIOR TO OCTOBER 1, 1999.


         A. CAPITAL CONTRIBUTIONS. Each Completion Guaranty Payment made by a Guarantor directly or indirectly to Gaming Holdings from January 1, 1999 through September 30, 1999 shall be treated as contributed to the capital of Gaming Holdings at the time actually made, and as made by, and credited to the Capital Account of, the Guarantor or the affiliate of the Guarantor that actually advanced the funds.

         B.   THE EXCESS CONTRIBUTION PREFERRED RETURN.   For purposes of
this Agreement, the Excess Contribution Preferred Return ('ECPR") shall mean the total preferred return which accumulated from January 1, 1999 through September 30, 1999 on LCI's Completion Guaranty Excess Amounts originating prior to October 1, 1999, computed at the rate of 20% per annum. It is determined and agreed that the total ECPR is $ 2,534,519.61.

         For all purposes of the Operating Agreement, the ECPR shall be treated as accrued and unpaid cumulative preferred return at September 30, 1999.

         C. SERIES C CONVERTIBLE PREFERRED SHARES. 1. Series C Convertible Preferred Shares are hereby authorized and shall be issued to LCNI as of October 1, 1999, as described and with the rights and properties set forth below.

         a. Series C Convertible Preferred shares shall be issued to LCNI in exchange for LCNI's capital contribution of $30,000,000 which shall be treated as made with respect to the total Completion Guaranty Excess Amount made by LCI in 1999 prior to October 1, 1999.

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         b. The Series C Convertible Preferred Shares shall earn a return equal to twenty percent (20%) per annum, cumulative and compounded semi-annually from October 1, 1999.

         2. LCI shall have the option to cause the conversion of all (but not less than all) of the Series C Convertible Preferred Shares into Common Shares at any time on or before April 30, 2000; the Series C Convertible Preferred Shares shall cease earning a return on April 4, 2000. Such conversion shall be effected as follows, with effect on and from the date immediately following the date of conversion:

         a. Series C Convertible Preferred Shares relating to the $30,000,000 capital contribution shall be converted into Common Shares. Such transaction shall have no effect on the LCNI Capital Account.

         b. The Percentage Interest of LCNI shall be increased by 15 percentage points, and the Percentage Interest of Sommer Enterprises shall be decreased by 15 percentage points. The shift of Percentage Interest shall constitute a transfer of a profits interest in Gaming Holdings with respect to periods after the date of conversion, and will not involve or require any transfer of or change in Capital Account amounts at the date of conversion.

         c. Series CC Preferred Shares are hereby authorized and shall be issued to LCNI in exchange for the accrued and unpaid cumulative preferred return on the Series C Convertible Preferred Shares from October 1, 1999 through the date of conversion. The unamortized amount relating to such Series CC Preferred Shares shall continue to constitute accrued but unpaid cumulative preferred return until such amounts are earned by Gaming Holdings and are both allocated and distributed to the holder. The Series CC Preferred Shares shall earn a return equal to twenty percent (20 %) per annum, cumulative and compounded semi-annually.

         D. SERIES D PREFERRED SHARES. 1. Series D Preferred Shares are hereby authorized and shall be issued to LCNI or the Trust or a wholly owned subsidiary of the Trust or Sommer Enterprises to be designated by the Trust, as the case may be, as of October 1, 1999, as described and with the rights and properties set forth below. Series D Preferred Shares and Series A Preferred Shares shall be issued:
         a. to LCNI with respect to the accrued and unpaid preferred return of $2,534,519.61 owed to LCI as of September 30, 1999;
         b. to LCNI with respect to the amount of capital contributions of $471,157.25 made by LCI on behalf of the Trust in excess of $30,000,000;
         c. to LCNI with respect to the amount of Completion Guaranty Payments of $11,346,382 made by LCI prior to October 1, 1999 for its own account; and
         d. with respect to Completion Guaranty Payments made after October 1, 1999, as set forth in Article III, below. Series D Preferred Shares shall earn a return equal to eighteen percent (18%) per annum, cumulative and compounded semi-annually

         2. REASONABLE COMMERCIAL EFFORTS. LCI and the Trust will use all reasonable commercial efforts to cause the Series D Preferred Shares issued to them to be redeemable by Gaming Holdings as soon as practicable after the Opening Date (subject to the terms of the Indenture) so as to facilitate a refinancing of Gaming Holdings. LCI and the Trust shall keep each other and their respective financial advisors informed of their efforts in this respect. The Series A and D Preferred Shares shall be subject to a Redemption Agreement between the Trust, LCNI, LCI and Gaming Holdings as provided in
Article VI herein.

         E. SERIES E PREFERRED SHARES. Series E Preferred Shares are hereby authorized and shall be issued to the Trust or a wholly owned subsidiary of the Trust or Sommer Enterprises to be designated by the Trust as of October 1, 1999 with respect to Completion Guaranty Payments made by the Trust in 1999 prior to October 1, 1999 for its own account. The Trust or a wholly owned subsidiary of the Trust or Sommer Enterprises to be designated by the Trust shall be issued Series E Preferred Shares in exchange for the Trust's capital contributions of $4,333,034. Series E Preferred Shares shall replace any Series A Preferred Shares that may have been issued to Sommer Enterprises with respect to Completion Guaranty Payments. Series E Preferred Shares shall earn a return equal to thirty percent (30%) per annum, cumulative and compounded semi-annually.


III  COMPLETION GUARANTY PAYMENTS AFTER OCTOBER 1, 1999

         Series A Preferred Shares and Series D Preferred Shares shall be issued to LCNI and the Trust or a wholly owned subsidiary of the Trust or Sommer Enterprises to be designated by the Trust in consideration of all Completion Guaranty Payments made after October 1,1999 by LCI and the Trust, respectively.

IV.  ALLOCATIONS OF PROFITS AND LOSSES, AND DISTRIBUTIONS

         With respect to the allocations of Profits and Losses, and Distributions including distributions in liquidation, the Operating Agreement is hereby amended to provide the following order of priority of Preferred
Shares: Series A Preferred Shares, Series D Preferred Shares, Series C Convertible and Series CC Preferred Shares, and, collectively (pari passu) Series E and B Preferred Shares.

V.   CONTRIBUTION PERCENTAGE

         The Contribution Agreement is amended to provide that effective October 1, 1999, "Contribution Percentage" shall mean, for the purposes of Completion Guaranty Payments, (a) 60% in the case of the Trust and (b) 40% in the case of LCI.

    VI.  REDEMPTION AGREEMENT

         Gaming Holdings, the Trust, LCNI and LCI hereby enter into a Redemption Agreement with regard to their respective rights to redeem or purchase, as the case may be, the Series A and D Preferred Shares (as a unit consisting of one Series A Preferred Share and one Series D Preferred Share)("Redeemable Preferred Shares")) as follows:

         A. REDEMPTION BY GAMING HOLDINGS. 1. Gaming Holdings shall have the right, subject to and in conformity with the provisions of the Indenture (and in any event, as soon as practicable after the Notes (as defined in the Indenture) are paid in full), to redeem any amount of Redeemable Preferred Shares at an amount equal to the fully accreted value of such shares at the time of redemption, together with a "make whole" agreement (which shall be comparable to the financing terms obtained by LCI and the Trust, as the case may be, on an all reasonable commercial efforts basis, which efforts LCI and the Trust will keep the other party and its financial advisors informed of), whereby the holder of the Redeemable Preferred Shares being redeemed shall be made whole by Gaming Holdings with respect to the holder's costs and expenses incurred in financing the Redeemable Preferred Shares and making them available for redemption by Gaming Holdings.

         2. The parties agree that all disputes concerning redemption of Redeemable Preferred Shares by Gaming Holdings pursuant to VI.A.1. shall be submitted to an expedited dispute resolution procedure.

         B.   PURCHASE BY THE TRUST OF REDEEMABLE PREFERRED SHARES HELD BY LCI.
         1. If the Trust, Sommer Enterprises or a wholly owned subsidiary of the Trust or Sommer Enterprises to be designated by the Trust is in a position to offer payment to LCI or LCNI at the fully accreted value on the date of offer to buy Redeemable Preferred Shares of Gaming Holdings held by LCI and LCNI, the Trust, Sommer Enterprises or a wholly owned subsidiary of the Trust or Sommer Enterprises to be designated by the Trust shall have the right from time to time but not the obligation to purchase from LCI and LCNI an amount of such shares so that the total Redeemable Preferred Shares held by the Trust, Sommer Enterprises or a wholly owned subsidiary of the Trust or Sommer Enterprises to be designated by the Trust and all its Affiliates (including such Redeemable Preferred shares they may have held) would be up to 60% of all outstanding Redeemable Preferred Shares at a price equal to their then fully accreted value. LCI agrees to negotiate in good faith with the Trust and/ or Sommer Enterprises any terms in connection with the above contemplated purchase not specified herein.

         2. Purchase by the Trust of any Redeemable Preferred Shares held by LCI or LCNI shall include a "make whole" payment by the Trust to LCI or LCNI consisting of (i) the Trust's applicable proportionate share of all fees, transaction costs, call premiums and other expenses borne by LCI or LCNI in connection with the financing of the acquisition of the Redeemable Preferred Shares (but solely with respect to the proportionate share of the proceeds from such financing which are directly invested in the Aladdin Hotel and Casino project) and their purchase by the Trust including interest at the rate of prime plus two percent (2%)per annum from the time expenses were incurred by LCI to the time of the make whole payment; and (ii) 100% of any increased tax consequences to LCI or LCNI resulting from the purchase of the Redeemable Preferred Shares by the Trust as opposed to redemption by Gaming Holdings.

              3. Upon purchase by the Trust, and at its option to be exercised at the time of purchase, the Redeemable Preferred Shares purchased from LCI or LCNI may either (i) (a) be subordinated to those Redeemable Preferred Shares still held by LCI or LCNI, but rank ahead of all other Preferred Shares, and (b) earn a reduced unit return to be no greater than twenty percent (20%) or less than fifteen percent (15%) per annum, cumulative and compounded semi-annually to be determined no later than the time the parties enter into formal amendments to the Operating and Contribution Agreements; or (ii) (a) be PARI PASSU with the Redeemable Preferred Shares still held by LCI or LCNI and (b) earn a reduced unit return equal to the yield to worst on the Senior Discount Notes at the time of purchase by the Trust plus 100 basis points, such return to be per annum, cumulative and compounded semi-annually.

              4. In the event that the Trust is in the position to offer payment as set forth in Article VI. B (I) and (2) above, and makes a good faith offer to purchase up to 60% of the Redeemable Preferred Shares but LCI or LCNI, as the case may be, is unable to sell such shares for any reason, LCI will negotiate in good faith with the Trust a "make whole" agreement whereby the Trust shall be compensated no more than its actual losses, taking account of the full costs including financing costs and "make whole" payments it would have incurred in acquiring and holding such shares, and in any event no more than the return it would have received by owning the Redeemable Preferred Shares it offered to purchase from LCI or LCNI and exercising the option set forth in VI. B(3)(i), less the return the Trust would receive if it acquired an equivalent amount of United States Treasury securities, at the then prevailing rate.

         C. In the event that the terms of the financing arrangements obtained by LCI with respect to financing future Completion Guaranty Payments requires a transfer of Gaming Holdings common equity or profits interest to LCI's lenders in the form of non-voting warrants, or otherwise ("Equity Transfer"), LCNI shall be diluted by the initial one-half percent (1/2%) with respect to the initial Equity Transfer. For the next nine (9) quarters after the date of the initial Equity Transfer, Sommer Enterprises and LCNI shall bear any dilution such that with respect to each of the nine (9) quarters, Sommer Enterprises and LCNI shall be diluted in a ratio of 1.5 to 1.2, respectively. For the following nine (9) quarters, LCNI shall bear the full dilutive effect of all additional Equity Transfers not to exceed an equity dilution of 2.7% for such period and not to exceed a total equity dilution of 4.4% for eighteen (18) quarters. The dilution percentages set forth in this section are with respect to LCI's and the Trust's current understanding that a transfer of 5.9% of the common equity of Gaming Holdings is required as part of the cost of LCI's bank financing in the manner set forth above. If such requirements are modified, the foregoing provision shall be modified by agreement of the parties hereto.

VII. TRANSFER OF SHARES

              A. The Operating Agreement is amended to provide that any holder of any class of Preferred Shares of Gaming Holdings shall have the right to Transfer all or part of its Preferred Shares, and all or part of its Common Shares, subject to receipt of all necessary approvals required by the Nevada Gaming Authorities and to the rights of the Lenders, and in no event to a Prohibited Transferee and providing the Trust, Sommer Enterprises, LCI or LCNI, as the case may be, the right of first offer and last refusal as set forth in the Operating Agreement.

              B. The parties further agree that the definitions of Permitted Transferee and Prohibited Transferee in the Operating Agreement, respectively, are amended to provide as follows:

                   1.   PERMITTED TRANSFEREE:   The definition of "Permitted
Transferee" is expanded to include all institutional investors, and every potential investor identified on the list prepared by Berenson Minella & Company, dated May 3, 1999, as modified from time to time, by the mutual agreement of LCI and the Trust.

                   2. PROHIBITED TRANSFEREE: The definition of "Prohibited Transferee" is amended such that all institutional investors, and every potential investor identified on the list prepared by Berenson Minella & Company dated May 3, 1999, as modified from time to time, by the mutual agreement of LCI and the Trust, shall not be Prohibited Transferees.

              C.   If any holder of any class of Preferred or Common
Shares of Gaming Holdings has discussions with any prospective transferee of all or any part of such Shares, the holder shall give written notice to each other holder of Shares promptly after such discussions.

VIII.    BOARD OF MANAGERS

         A. GAMING HOLDINGS. The Operating Agreement is amended to provide that the Board of Managers shall be expanded to seven Board Members and appointed as follows: (i) Aladdin Enterprises shall appoint three Board Members and (ii) LCNI shall appoint four Board Members. As of the date of this Agreement, the Board Members shall be: Jack Sommer, Ronald B. Dictrow and Richard J. Goeglein as Aladdin Enterprises appointees and Alan L. Goodenough, G. Barry C. Hardy, William Timmins and one other appointee who shall be an officer, director or employee of LCI still to be named as LCNI appointees. This Letter Agreement shall not modify or amend any provision of the Operating Agreement or the Employment and Consulting Agreement relating to Richard Goeglein.

         B. ALADDIN GAMING, LLC. The Board of Managers of Aladdin Gaming, LLC shall be identical to the Board of Managers of Gaming Holdings.

         C. ALADDIN MUSIC HOLDINGS, LLC AND ALADDIN MUSIC, LLC. The Board of Managers of Aladdin Music Holdings, LLC and Aladdin Music, LLC shall each have six

Board Members appointed as follows: (i) the Trust shall appoint three Board Members and (ii) LCI shall appoint three Board Members.

         D. FAILURE TO CONTRIBUTE. The Operating Agreement is amended to provide that the failure of either the Trust or LCI to pay its pro rata share of Completion Guaranty Payments (i) shall not result in the removal by LCNI, if LCI has failed to pay its pro rata share, or Aladdin Enterprises, if the Trust has failed to pay its pro rata share, of one of their respective designated Board Members and (ii) shall not result in the replacement of Jack Sommer as Chairman of the Board.

         E. MEMBER VOTING. The Operating Agreement is amended to eliminate the requirement of the vote or consent in writing of a Supermajority to take the following action: any declaration setting aside or payment of any Distribution with respect to Series A Preferred Shares. All other
Supermajority rights shall remain in effect.

IX.      CONSENTS AND APPROVALS

                 To the extent that any part of this Agreement may require the consent or approval of any person not a party hereto, this Agreement or such part thereof shall not be effective until the obtaining of such consent or approval, and the Parties agree to cooperate and use all reasonable commercial efforts to obtain such consents or approvals.

X.       MISCELLANEOUS

              A. SUBSIDIARY. The Operating Agreement is amended to include Music within the definition of Subsidiary of Gaming Holdings.

              B. LCI SECOND HOTEL OPTIONS. Section 6.7 (b), (c) and (d)of the Amended and Restated Purchase Agreement dated as of February 26, 1998 between LCNI, LCI, Gaming Holdings, Gaming, Aladdin Holdings, LLC, Sommer Enterprises and the Trust, is hereby deleted.

              C. RESPONSIBILITY FOR CONSENTS. Each party hereto shall be solely obliged to obtain any consent, if necessary, (i) from any member, shareholder, partner of, or other holder of a beneficial interest in, such party, or (ii) related directly to or arising because of such party and not applicable to Gaming Holdings in its own capacity.

              D. FORMAL AMENDMENTS. The Parties agree to enter into a formal amendment of the Operating Agreement and Contribution Agreement, in accordance with this Agreement and the November 30, 1998 Letter Agreement and the March 30, 1999 Letter Agreement (and such further conforming modifications or amendments to these and other agreements as the parties mutually agree are necessitated as a result thereof, including the admission of the Trust (or a designated wholly-owned subsidiary of the Trust or Sommer Enterprises) as a member of Gaming Holdings, and a more formal Redemption Agreement as promptly as possible after the date hereof; it being the intention of the parties hereto, that, notwithstanding the foregoing, the modifications, amendments and agreement provided for herein shall be effective as of the date hereof. LCNI shall take all necessary action to discontinue its security interest in any Shares held by the Trust or Sommer Enterprises.

              E. NON-DISQUALIFIED STOCK In any event, the terms of all Preferred Shares described herein shall include such terms as are necessary so that such Preferred Shares are not Disqualified Stock pursuant to, and as defined in, the Indenture.

              F.   COUNTERPARTS.    This Agreement may be executed by the
parties hereto in any number of counterparts and on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

              G. NON WAIVER CLAUSE. This Agreement is intended by the Parties to replace the existing mechanism for Completion Guaranty Payments. Except as expressly provided herein, or as may be expressly provided in the formal amendments to the Operating Agreement and Contribution Agreement, this Agreement shall not modify any right, duty, privilege, obligation or remedy, in contract or law arising out of or related to the Completion Guaranty, the Contribution Agreement, the Operating Agreement, the Indenture, and/or any other contracts or agreements related to the development, construction or operation of the Aladdin Hotel and Casino including, but not limited to, any agreements or contracts with a third party, nor shall entering into this Agreement, or any other act or failure to act, constitute a waiver of any such right, duty, privilege, obligation or remedy.

              H. EFFECTIVENESS. Notwithstanding any other provision in this Agreement, if the Parties are unable for any reason to effect a transfer of fifteen percent (15%) of the Common Shares of Gaming Holdings to LCNI upon conversion of the Series C Convertible Preferred Shares, no part of this Agreement shall be effective.

              I. OUTSTANDING LIABILITY. The Trust acknowledges a debt to LCI of approximately $66,000 bearing interest at the rate of twenty percent (20%) per annum (the precise amount of the principal indebtedness to be confirmed by Gaming Holdings) which shall be paid to LCI as soon as practicable.

              Please indicate your agreement to the provisions of this Agreement by signing the enclosed copy as indicated.

                                         Very truly yours,

                                         TRUST UNDER ARTICLE SIXTH u/w/o
                                         SIGMUND SOMMER

                                         By: /s/ Viola Sommer
                                             ---------------------------------
                                              Viola Sommer, as Trustee and not
                                                        Individually

                                         By: /s/ Jack Sommer
                                             ---------------------------------
                                              Jack Sommer, as Trustee and not
                                                        Individually

                                         By: /s/ Eugene Landsberg
                                             --------------------------------
                                         Eugene Landsberg, as Trustee and not
                                                      Individually

AGREED TO this 10th day of
December, 1999


LONDON CLUBS INTERNATIONAL, P.L.C.


By: /s/ William Timmins
    ------------------------------


LONDON CLUBS NEVADA INC.


By: /s/ William Timmins
    ------------------------------


ALADDIN GAMING HOLDINGS, LLC


By: /s/ Jack Sommer
    ------------------------------

SOMMER ENTERPRISES, LLC


By: /s/ Jack Sommer
    ------------------------------

ALADDIN GAMING ENTERPRISES, INC.


By: /s/ Jack Sommer
    ------------------------------

GAI, LLC


By: /s/ Richard J. Goeglein
    ------------------------------

With respect to Article X. B only;

AGREED to this 10th day of December, 1999

ALADDIN HOLDINGS, LLC


By: /s/ Jack Sommer
    -----------------------------

                                                              February 23, 2000

London Clubs International, plc
10 Brick Street
London WTY 8HQ, England

London Clubs Nevada Inc.
c/o Aladdin Gaming, LLC
831 Pilot Road
Las Vegas, Nevada  89119

         Re: (i) Restructure Letter Agreement ("Restructure Agreement"), dated as of December 12, 1999, between the Trust under Article Sixth u/w/o Sigmund Sommer (the "Trust"), Aladdin Holdings, LLC ("Aladdin Holdings"), London Clubs International, plc ("LCI"), London Clubs Nevada ("LCNI"), Aladdin Gaming Holdings, LLC ("Gaming Holdings") , Sommer Enterprises, LLC ("Sommer Enterprises") Aladdin Gaming Enterprises, Inc. ("Gaming Enterprises") and GAI, LLC (GAI"); (ii) Operating Agreement, as amended, ("Operating Agreement") of Gaming Holdings, dated as of February 26, 1998 and (iii) Contribution Agreement, as amended, ("Contribution Agreement"), dated as of February 26, 1998 between the Trust, Aladdin Holdings, Sommer Enterprises, LCI and LCNI.
         ----------------------------------------------------------------------

Ladies and Gentlemen:


         Reference is made to that certain Facilities Agreement ("Facilities Agreement"), dated as of June 26, 1998, as amended, between General Electric Capital Corporation ("GECC") for itself and as agent for certain participants, and Aladdin Gaming, LLC ("Gaming"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the relevant above listed agreements.

         The Facilities Agreement provides for $80 million of FF&E financing consisting of a term loan of $20 million and operating leases of $60 million; no funding has occurred pursuant to the Facilities Agreement. Gaming needs to begin purchasing certain FF&E items as soon as practicable. Said items are to be ordered by Leonard Parker Company ("Parker"). Prior to ordering the items, Parker requires that Gaming deliver letters of credit in the total amount of $5 million (the "LCs") and to make cash deposits in the combined amount of approximately $900,000 (the "Cash Deposit", and together with the LCs, the "Deposit Amounts"). In connection with the payment of the above Deposit Amounts, the Trust, LCI, LCNI, Sommer Enterprises, GAI and Gaming Holdings hereby agree as follows:

         1. The Trust and LCI shall pay the Deposit Amounts, and all costs and expenses directly related to the payment of the Deposit Amounts, including, without limitation, bank fees, in proportion to their respective Contribution Percentage set forth in the Contribution Agreement with respect to Completion Guaranty Payments (i.e., 60% in the case of the Trust and 40% in the case of LCI).

         2. The Trust acknowledges that as of the date of this Agreement it is not able to contribute any portion of the Deposit Amounts. The Trust repeats, reiterates and confirms its explicit contractual agreement to use all reasonable efforts and use all available resources to liquefy, reassign or monetize its assets so that it may fulfil its obligation to pay its proportionate share of the Deposit Amounts.

         3. On behalf of Gaming, LCI shall cause the following four LCs to be opened when required, for the benefit of Parker:

              (i)    in the amount of $1 million, expiring on May 31, 2000;
              (ii)   in the amount of $1 million, expiring on June 30, 2000;
              (iii)  in the amount of $1 million, expiring on July 31, 2000; and
              (iv)   in the amount of $2 million, expiring on August 17, 2000.

On behalf of Gaming, LCI shall also cause the Cash Deposit to be paid when required to Parker or as directed by Parker. The Cash Deposit and any amounts drawn on the LC shall be repaid to LCI by GECC pursuant to the Facilities Agreement or by Parker.

         4. The Trust agrees that if at any time prior to the expiration of any one or more of the LCs it has liquefied its assets sufficiently or otherwise has put itself in a position to contribute all or part of its pro rata share of the Deposit Amounts, it shall immediately reimburse LCI for that amount up to sixty (60%) percent of the amounts, if any, which have been drawn down under the LCs, and, to the extent that the Trust is in a position to do so, produce LCs in an amount up to sixty (60%) percent of the then outstanding LCs.

         5. The Deposit Amounts shall be treated as, but shall not be deemed, Completion Guaranty Payments pursuant to the Restructure Agreement and the Operating Agreement. Specifically, the Operating Agreement is amended to provide:

              (i) If all or any part of the Cash Deposit is not repaid to LCI, by GECC or otherwise, on or before thirty (30) days after the Opening Date ("Deposit Due Date"), Series A and D Preferred Shares of Gaming Holdings shall be issued to LCNI in an amount corresponding to the outstanding amount (the "Deposit Delinquent Amount") as if the Series A and D Preferred Shares had been issued on the date or dates the

Deposit Delinquent Amount(s) were paid to Parker or as directed by Parker. LCNI's Capital Account with respect to Series A Preferred Shares shall be increased by the Deposit Delinquent Amount.

              (ii) If all or any part of the LCs are drawn upon by Parker and such drawn upon amount (the "Drawn Amount") is not repaid to LCI, by GECC or otherwise, by the Deposit Due Date, Series A and D Preferred Shares of Gaming Holdings shall be issued to LCNI in an amount that shall correspond to the Drawn Amount(s) as if the Series A and D Shares had been issued on the respective date or dates on which the LC was drawn down. LCNI's Capital Account with respect to Series A Preferred Shares shall be increased by the Drawn Amount(s).

              (iii) In the event that LCI is reimbursed for all or any part of the Deposit Delinquent Amount or Drawn Amount ("Reimbursed Amount") after the Deposit Due Date, and Series A and D Preferred Shares have been issued to LCNI as set forth in (i) and (ii) above, LCI and LCNI shall have the option either (x) to refuse the Reimbursed Amount, retain Series A and D Preferred Shares held by LCNI in an amount equal to the Reimbursed Amount (which shares shall continue to be subject to the redemption rights set forth in paragraph VI of the Restructure Agreement) and have no adjustment made to LCNI's Capital Account with respect to the Series A and D Preferred Shares; or (y) to accept the Reimbursed Amount in redemption of Series A and D Preferred Shares held by LCNI in an amount equal to the Reimbursed Amount, or in the event that the Trust has paid the Reimbursed Amount, to cause Series A and D Preferred Shares in an amount equal to the Reimbursed Amount to be transferred to the Trust or Sommer Enterprises (or other Trust Affiliate designated by the Trust). In either case, LCNI shall retain the Series A and D Preferred Returns with respect to the shares, whether previously distributed or not, through the date of payment of the Reimbursed Amount.

              (iv) In the event that the issuance of the Series A and D Preferred Shares as set forth in this section shall not be permitted in accordance with the Discount Note Indenture, the parties hereto shall provide for some equivalent manner of evidencing such contributions mutually agreeable to the parties.

         6. The Operating Agreement and the Restructure Agreement are both amended to provide that in all situations where Series A and D Preferred Shares are issued, such shares shall provide a combined preferred return equal to the return earned on the Series E Preferred Shares (I.E., thirty (30%) percent).

         7. Upon receipt of evidence thereof, the Trust shall promptly reimburse LCI for sixty (60%) percent of all costs and expenses of LCI directly related to the payment of the Deposit Amounts (other than the Deposit Amounts themselves), including, without limitation, bank fees, and the reasonable fees and expenses of counsel incurred in connection with the negotiation and documentation of this letter agreement.

         8. The parties hereto agree to enter into a formal amendment to the Operating Agreement, in accordance with Paragraph 3 hereof (and such further conforming modifications as the parties mutually agree are necessitated as a result thereof, if any), as promptly as possible after the date hereof; it being the intention of the parties hereto that, notwithstanding the foregoing, the modifications provided for herein shall be effective as of the date hereof.

         This letter agreement may be executed by the parties hereto in any number of counterparts and on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

            [The remainder of this page has been left blank intentionally.]

         Please indicate your agreement to the provisions of this letter agreement by signing the enclosed copy as indicated.


                                  Very truly yours,


                                  TRUST UNDER ARTICLE SIXTH u/w/o
                                  SIGMUND SOMMER

                                  By: /s/ Viola Sommer
                                      ------------------------------------
                                      Viola Sommer, as trustee and not
                                                individually

                                  By: /s/ Jack Sommer
                                      ------------------------------------
                                      Jack Sommer, as trustee and not
                                              individually

Agreed to this 23rd day of
February, 2000


LONDON CLUBS INTERNATIONAL, P.L.C.


By: /s/ William Timmins
    -------------------------------

LONDON CLUBS NEVADA INC.


By: /s/ William Timmins
    -------------------------------

ALADDIN GAMING HOLDINGS, LLC


By: /s/ Jack Sommer
    -------------------------------

SOMMER ENTERPRISES, LLC


By: /s/ Jack Sommer
    -------------------------------
ALADDIN GAMING ENTERPRISES, INC.


By:/s/ Jack Sommer
   --------------------------------

GAI, LLC


By:/s/ Richard J. Goeglein
   ---------------------------------